Filed pursuant to Rule 424(b)(2)

Registration No. 333-229219

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
3.875% Senior Notes due 2026	$700,000,000	$700,000,000	$84,840.00
Guarantees of Senior Notes	(2)	(2)	(2)
(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.
(2)	In accordance with Rule 457(n) under the Securities Act of 1933, as amended, no separate fee is payable with respect to guarantees of the Senior Notes being registered.

Prospectus Supplement to Prospectus dated January 11, 2019

J.B. Hunt Transport Services, Inc.

$700,000,000   3.875% Senior Notes due 2026

Guaranteed by

J.B. Hunt Transport, Inc.

________________

We are offering $700,000,000 aggregate principal amount of 3.875% Senior Notes due 2026 (the “notes”). We will pay interest on the notes semiannually in arrears on March 1 and September 1 of each year, beginning September 1, 2019. The notes will mature on March 1, 2026.

Prior to January 1, 2026 (the date that is two months prior to the maturity date of the notes), we may redeem the notes, at our option, at any time and from time to time in whole or in part, at the redemption price described under “Description of Notes—Optional Redemption.” On and after January 1, 2026 (the date that is two months prior to the maturity date of the notes), we may redeem the notes, at our option, at any time and from time to time prior to maturity, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to the date of redemption. Upon a Change of Control Triggering Event, you will have the right to require us to repurchase all or a portion of your notes at a repurchase price equal to 101% of the principal amount of the notes to be repurchased plus unpaid interest, if any, accrued to the repurchase date unless we have exercised our option to redeem your notes in whole. See “Description of Notes—Change of Control Triggering Event.”

The notes will be senior unsecured obligations of J.B. Hunt Transport Services, Inc. and will rank equally with all of its other existing and future senior unsecured indebtedness. The notes will be fully and unconditionally guaranteed on a senior unsecured basis initially by our wholly-owned subsidiary, J.B. Hunt Transport, Inc. The notes will also be fully and unconditionally guaranteed on a senior unsecured basis by any other subsidiary of ours that in the future becomes a borrower or a guarantor under our revolving credit agreement. The notes will be denominated in U.S. dollars and issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

	Per Note	Total
Price to public(1)	99.994%	$699,958,000
Underwriting discounts	0.625%	$4,375,000
Proceeds, before expenses, to JBHT	99.369%	$695,583,000
_____________

(1) Plus accrued interest from March 1, 2019, if settlement occurs after such date.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes in book-entry only form through the facilities of The Depository Trust Company and its direct and indirect participants, including Euroclear Bank SA/NV and Clearstream Banking, SA, on or about March 1, 2019.

________________

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan	SunTrust Robinson Humphrey

BB&T Capital Markets	Regions Securities LLC

Co-Managers

BOK Financial Securities, Inc.	Morgan Stanley	Wells Fargo Securities

Prospectus Supplement dated February 26, 2019

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-2
FORWARD-LOOKING STATEMENTS	S-3
SUMMARY	S-4
RISK FACTORS	S-8
USE OF PROCEEDS	S-12
CAPITALIZATION	S-12
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA	S-13
DESCRIPTION OF NOTES	S-14
CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	S-20
UNDERWRITING (CONFLICTS OF INTEREST)	S-26
LEGAL MATTERS	S-30
EXPERTS	S-30

Prospectus

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2
FORWARD-LOOKING STATEMENTS	3
THE COMPANY	4
RISK FACTORS	4
USE OF PROCEEDS	4
DESCRIPTION OF SECURITIES WE MAY OFFER	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF RIGHTS	7
DESCRIPTION OF WARRANTS	8
DESCRIPTION OF DEBT SECURITIES	9
PLAN OF DISTRIBUTION	23
LEGAL MATTERS	24
EXPERTS	25

___________________

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the Securities and Exchange Commission (the “SEC”). Neither we, nor the underwriters, have authorized anyone to provide you with any different or additional information, and if anyone provides you such information, you should not rely on it. Neither we, nor the underwriters, are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any such free writing prospectus is accurate as of any date other than the date on the front of such document. Any information incorporated by reference in this prospectus supplement, the accompanying prospectus or any such free writing prospectus is accurate only as of the date of the document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC, utilizing a “shelf” registration process. In this prospectus supplement, we provide you with specific information about the notes that we are selling in this offering and about the offering itself. Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us and other information you should know before making a decision to invest in our notes. This prospectus supplement also adds to, updates and changes information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent that any information in this prospectus supplement or any information incorporated in this prospectus supplement and the accompanying prospectus by reference is inconsistent with the information in the accompanying prospectus or information previously incorporated in this prospectus supplement and the accompanying prospectus by reference, the information in the accompanying prospectus or such previously incorporated information is deemed modified or superseded by the related information in this prospectus supplement or the information incorporated in this prospectus supplement and the accompanying prospectus by reference, as the case may be. You should read both this prospectus supplement and the accompanying prospectus, any free writing prospectus we are required to file with the SEC as well as additional information described in the accompanying prospectus under “Incorporation of Certain Documents by Reference” before investing in our notes.

References in this prospectus supplement to “JBHT,” “the company,” “the issuer,” “we,” “us” and “our” refer to J.B. Hunt Transport Services, Inc. and its subsidiaries, unless otherwise specified or unless the context otherwise requires. References to “Transport” and “the initial guarantor” refer to J.B. Hunt Transport, Inc., a wholly-owned subsidiary of JBHT.

References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to United States dollars, and all financial data included or incorporated by reference in this prospectus supplement have been presented in accordance with accounting principles generally accepted in the United States of America.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) which has implemented the Prospectus Directive (each, a “Relevant Member State”) will only be made to a legal entity which is a qualified investor under the Prospectus Directive (“Qualified Investors”). Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to Qualified Investors. Neither J.B. Hunt Transport Services, Inc. nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to Qualified Investors. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended or superseded), and includes any relevant implementing measure in the Relevant Member State.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended or superseded (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Directive. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including documents which are incorporated by reference, contain statements that may be considered to be “forward-looking statements.” Such statements relate to our predictions concerning future events or operations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are inherently uncertain, subject to risks, and should be viewed with caution. These statements are based on our belief or interpretation of information currently available. Prospective investors are cautioned that actual results and future events may differ materially from these forward-looking statements as a result of many factors. Some of the factors and events that are not within our control and that could have a material impact on future results include: general economic and business conditions, competition and competitive rate fluctuations, cost and availability of diesel fuel, ability to attract and retain qualified drivers and delivery personnel, a loss of one or more major customers, interference with or termination of our relationships with certain railroads, rail service delays, insurance costs and availability, claims expense, retention of key employees, accidents, terrorist attacks or actions, acts of war, adverse weather conditions, disruption or failure of information systems, new or different environmental or other laws and regulations, adverse legal proceedings, operational disruption or adverse effects of business acquisitions, increased costs for new revenue equipment or decreases in the value of used equipment, and the ability of revenue equipment manufacturers to perform in accordance with agreements for guaranteed equipment trade-in values.

You should understand that many important factors, in addition to those listed above, could impact us operationally and financially. Our results may fluctuate as a result of these and other risk factors or events as described in our filings with the SEC. Some important factors that could cause our future results to differ from estimates or projections contained in the forward-looking statements are described under “Risk Factors” in our most recent Annual Report on Form 10-K, as may be updated in other reports we subsequently file with the SEC. Except as required by applicable law, we assume no obligation to update any forward-looking statement to the extent we become aware that it will not be achieved for any reason.

SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary may not contain all of the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus and the information incorporated by reference herein and therein carefully before making a decision to invest in our notes.

The Company

We are one of the largest surface transportation, delivery and logistics companies in North America. J.B. Hunt Transport Services, Inc. is a publicly held holding company that, together with our principal operating subsidiary, J.B. Hunt Transport, Inc., and other wholly owned subsidiaries, provides safe and reliable transportation and delivery services to a diverse group of customers throughout the continental United States, Canada and Mexico. We were incorporated in Arkansas on August 10, 1961, and have been a publicly held company since our initial public offering in 1983.

Our service offerings include transportation of full truckload containerized freight, which we directly transport utilizing our company-controlled revenue equipment and company drivers or independent contractors. We have arrangements with most of the major North American rail carriers to transport freight in containers and trailers. We also provide customized freight movement, revenue equipment, labor, systems and delivery services that are tailored to meet individual customers’ requirements and typically involve longer-term contracts. These arrangements are generally referred to as dedicated services and may include multiple pickups and drops, local and home deliveries, freight handling, specialized equipment, and freight network design. Our local and home delivery services typically are provided through a network of cross-dock service centers throughout the continental United States. Utilizing a network of thousands of reliable third-party carriers, we also provide comprehensive transportation and logistics services. In addition to full-load, dry-van operations, these unrelated outside carriers also provide flatbed, refrigerated, less-than-truckload (LTL), and other specialized equipment, drivers, and services. Our customers’ business activities are extremely diverse, and our customer base includes a large number of Fortune 500 companies.

We believe our ability to offer multiple services, utilizing our four business segments and a full complement of logistics services through third parties, represents a competitive advantage. These segments include Intermodal (JBI), Dedicated Contract Services® (DCS), Integrated Capacity Solutions (ICS), and Truckload (JBT). Our business is somewhat seasonal, with slightly higher freight volumes typically experienced during August through early November. Our DCS segment is subject to somewhat less seasonal variation than our other segments.

As of December 31, 2018, we had 27,621 employees.

Our principal executive offices are located at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745-0130 and our telephone number is (479) 820-0000.

Transport was incorporated in Georgia on November 6, 1969. Its principal executive offices are located at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745-0130 and its telephone number is (479) 820-0000.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the terms of the notes, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	J.B. Hunt Transport Services, Inc.

Notes offered	$700,000,000 aggregate principal amount of 3.875% Senior Notes due 2026 (the “notes”).

Maturity	Unless redeemed or repurchased by us, the notes will mature on March 1, 2026.

Interest rates	The notes will bear interest at 3.875% per year.

Interest payment dates	We will pay interest on the notes semiannually in arrears on March 1 and September 1 of each year, beginning September 1, 2019.

Guarantees

All payments with respect to the notes, including principal, premium, if any, and interest, will be fully and unconditionally guaranteed on a senior unsecured basis initially by J.B. Hunt Transport, Inc.

The notes will also be fully and unconditionally guaranteed on a senior unsecured basis by any other subsidiary of ours that in the future becomes a borrower or a guarantor under our revolving credit agreement.

If any guarantor of the notes, whether the initial guarantor or an additional guarantor, is no longer a borrower or a guarantor under our revolving credit agreement, then such guarantor shall automatically be released from its guarantee of the notes. See “Description of Notes—Guarantees” in this prospectus supplement.

Ranking	The notes and the guarantees, as applicable, will be:

● unsecured and will rank equally with all existing and future senior unsecured debt of ours, in the case of the notes, and the initial guarantor and any additional guarantor, in the case of the guarantees;

● effectively subordinated to all existing and future secured debt of ours, in the case of the notes, and the initial guarantor and any additional guarantor, in the case of the guarantees, to the extent of the value of the assets securing such debt; and

● structurally subordinated to all existing and future debt and other liabilities, including trade payables, and preferred equity of our non-guarantor subsidiaries (including subsidiaries of the initial guarantor and of any future additional guarantors).

As of December 31, 2018, we and the initial guarantor had no secured debt outstanding and our non-guarantor subsidiaries had no outstanding debt or preferred equity.

Issuer           J.B. Hunt Transport Services, Inc.

Optional redemption

Prior to January 1, 2026 (the date that is two months prior to the maturity date of the notes), we may redeem the notes, at our option, at any time and from time to time in whole or in part, at the redemption price described under “Description of Notes—Optional Redemption.” On and after January 1, 2026 (the date that is two months prior to the maturity date of the notes), we may redeem the notes, at our option, at any time and from time to time prior to maturity, in whole or in part, at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to the date of redemption. See “Description of Notes—Optional Redemption.”

Change of control triggering event

Upon a Change of Control Triggering Event (as defined under “Description of Notes—Change of Control Triggering Event”), you will have the right to require us to repurchase all or a portion of your notes at a repurchase price equal to 101% of the principal amount of the notes to be repurchased plus unpaid interest, if any, accrued to the repurchase date unless we have exercised our option to redeem your notes in whole, as described under “Description of Notes—Change of Control Triggering Event.”

Covenants	The indenture contains covenants for the benefit of noteholders. These covenants restrict our ability, with certain important exceptions, to:

	●	incur debt secured by liens;

	●	engage in sale/leaseback transactions; or

	●	merge or consolidate with, or transfer all or substantially all of our assets to, another entity.

See “Description of Debt Securities—Covenants” in the accompanying prospectus.

Form and denomination	The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Use of proceeds

We anticipate that we will receive approximately $694.1 million in net proceeds from the sale of the notes, after deducting underwriting discounts and commissions and other estimated expenses of this offering.

Approximately $250.1 million of the net proceeds from the sale of the notes will be used to repay in full our $250 million 2.400% Senior Notes that mature on March 15, 2019. The balance of the net proceeds of this offering will be used to repay up to approximately $460.0 million of long-term debt outstanding under our revolving credit agreement. Any net proceeds remaining will be used for other general corporate purposes, including capital expenditures, additions to working capital, and the repurchase of shares of our outstanding common stock. See “Use of Proceeds.”

Further issuances

The notes will constitute a series of our debt securities issued under the indenture. We may issue and sell additional debt securities ranking equally and ratably with the notes in all respects, so that such additional debt securities shall be consolidated and form a single series with the notes for all purposes, including voting, provided that such additional debt securities are fungible with the notes offered hereby for U.S. federal income tax purposes, as described more fully in “Description of Notes.”

Risk factors

See “Risk Factors” and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before making a decision to invest in the notes.

RISK FACTORS

An investment in the notes involves risks. You should carefully consider the following factors as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the notes, including the factors listed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2018 which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Risks Relating to the Notes

Claims of holders of the notes will be structurally subordinated to claims of creditors and any preferred equity holders of our non-guarantor subsidiaries and effectively subordinated to claims of secured creditors.

The notes will be guaranteed by the initial guarantor and not by any other current or future subsidiary of ours unless such subsidiary becomes a borrower or guarantor under our revolving credit agreement. Furthermore, under certain circumstances, a guarantor, whether the initial guarantor or an additional guarantor, shall automatically be released from its guarantee of the notes. See “Description of Notes—Guarantees.” Claims of holders of the notes will be structurally subordinated to the claims of creditors, including trade creditors, and any preferred equity holders of our non-guarantor subsidiaries (including subsidiaries of the initial guarantor and of any future additional guarantors). All liabilities and preferred equity of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a bankruptcy, liquidation or reorganization, to us or, if applicable, a guarantor of the notes. Other than to the limited extent contemplated under “Description of Notes—Covenants” and in the accompanying prospectus under “Description of Debt Securities—Covenants—Restrictions on secured debt,” the notes will not be secured by any of our assets or the assets of any of our subsidiaries (including the initial guarantor) and, as such, will be effectively subordinated to any secured debt that we or any of our subsidiaries (including the initial guarantor) may have now or may incur in the future to the extent of the value of the assets securing that debt.

We are a holding company and our ability to make payments on the notes depends on our ability to receive dividends or other distributions from our subsidiaries.

Our operations are conducted through direct and indirect subsidiaries. As a holding company, we own no significant assets other than our equity in our subsidiaries, and our ability to meet our obligations, including with respect to the notes, will be dependent on dividends and other distributions or payments from our subsidiaries. The ability of our subsidiaries to pay dividends or make distributions or other payments to us depends upon their available cash flow from operations and proceeds from the sale of assets and/or other capital-raising activities. We cannot be certain of the future availability of such distributions and the lack of any such distributions may adversely affect our ability to pay the principal of, and premium, if any, and interest on, the notes. In addition, dividends or other distributions from our subsidiaries to us may be subject to contractual and other restrictions and are subject to other business considerations.

The indenture does not restrict the amount of additional debt that we or our subsidiaries may incur or prohibit us or our subsidiaries from taking other actions, which could have a negative impact on the trading value of the notes.

The indenture does not place any limitation on the amount of debt that we or our subsidiaries may incur in the future. The incurrence of any such additional debt may have important consequences for you as a holder of the notes, including making it more difficult to satisfy our obligations with respect to the notes or the obligations of the initial guarantor or any additional guarantor with respect to its guarantee, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered, placed on negative outlook or withdrawn.

In addition, the terms of the indenture limit our ability to secure additional debt without also securing the notes and to enter into sale and leaseback transactions. However, these limitations are subject to certain exceptions. See “Description of Debt Securities—Covenants—Limitations on Liens” and “Description of Debt Securities—Covenants—Sale and Leaseback Transactions” in the accompanying prospectus. Our ability to recapitalize, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture, the notes and the guarantees, could have the effect of diminishing our ability to make payments on the notes when due.

Federal and state fraudulent transfer laws may permit a court to void any guarantee and, if that occurs, you may not receive any payments on such guarantee.

The issuance of guarantees by the initial guarantor (and any additional guarantor) may be subject to review under federal and state fraudulent transfer and conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by the initial guarantor (or any additional guarantor) or on behalf of the unpaid creditors of the initial guarantor (or additional guarantor). While the relevant laws may vary from state to state, under such laws a guarantee will generally be a fraudulent conveyance or transfer if (i) the transfer was made with the intent of hindering, delaying or defrauding creditors or (ii) the guarantor received less than reasonably equivalent value or fair consideration in return for issuing such guarantee, and, in the case of (ii) only, one of the following is also true:

●	such guarantor was insolvent or rendered insolvent by reason of issuing such guarantee;

●	payment of the consideration left such guarantor with an unreasonably small amount of capital to carry on its business; or

●	such guarantor intended to, or believed that it would, incur debts beyond its ability to pay as they mature.

If a court were to find that the issuance of a guarantee by the initial guarantor (or an additional guarantor) was a fraudulent conveyance or transfer, the court could void the payment obligations under such guarantee or subordinate such guarantee to presently existing and future debt of the initial guarantor (or such additional guarantor, as the case may be) or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent conveyance or transfer occurred, you may not receive any payment on the notes in respect of such guarantee.

The measures of insolvency for purposes of fraudulent conveyance laws vary depending upon the law of the jurisdiction that is being applied. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:

●	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

●

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

●	it could not pay its debts as they become due.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received or whether or not the initial guarantor (or any additional guarantor) was solvent at the relevant time, or regardless of the standard used, that the issuance of a guarantee by it would not be voided or subordinated to other debt of the initial guarantor (or additional guarantor, as the case may be).

The initial guarantor is a borrower under, and not a guarantor of, our revolving credit agreement. Accordingly, obligations to lenders under that agreement by the initial guarantor as borrower under that agreement would not necessarily be subject to the potential for claims discussed above that would seek to avoid or subordinate obligations of a guarantor. However, obligations by the initial guarantor to holders of the notes pursuant to its guarantees of the notes could be subject to such claims, including claims by the lenders under the credit agreement or holders of any other indebtedness of the initial guarantor.

The terms of the indenture and the notes provide only limited protection against significant events that could negatively impact the value of your notes.

As described under “Description of Notes—Change of Control Triggering Event,” upon the occurrence of a Change of Control Triggering Event with respect to the notes, holders are entitled to require us to repurchase all or a portion of their notes at 101% of their principal amount plus unpaid interest, if any, accrued to the repurchase date unless we have exercised our option to redeem your notes in whole. The definition of the term “Change of Control Triggering Event” is limited and does not cover a variety of transactions (such as acquisitions by us or recapitalizations) that could negatively impact the value of your notes. As such, if we enter into a significant corporate transaction that negatively impacts the value of your notes, but which does not constitute a Change of Control Triggering Event, you would not have any rights to require us to repurchase the notes prior to their maturity or to otherwise seek any remedies.

You should also be aware that neither the indenture nor the notes:

●	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;

●

limit our ability or the ability of the initial guarantor (or any additional guarantor) to incur indebtedness or other obligations that are equal in right of payment to the notes or its guarantee, as the case may be;

●

limit the ability of our non-guarantor subsidiaries (including subsidiaries of the initial guarantor and of any future additional guarantors) to incur debt or other liabilities, or issue preferred equity that would rank senior to our equity interests or, if applicable, the equity interests of the initial guarantor and any future additional guarantors in those subsidiaries and therefore be structurally senior to the notes with respect to the assets of those subsidiaries;

●	restrict our ability to repurchase or prepay any other of our equity or debt securities or other indebtedness; or

●	restrict our ability to make investments or to repurchase, or pay dividends or make other payments in respect of, our common stock or other securities ranking junior to the notes.

As a result of the foregoing, when evaluating an investment in the notes, you should be aware that neither the indenture nor the notes restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events that could have a negative impact on the value of your notes.

We may not be able to repurchase the notes upon a Change of Control Triggering Event.

We will be required to make an offer to you to purchase all or any part of your notes at a price equal to 101% of their principal amount plus unpaid interest, if any, to the repurchase date upon a Change of Control Triggering Event unless we have exercised our option to redeem your notes in whole. If we experience a Change of Control Triggering Event, there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase your notes. Our failure to purchase the notes in connection with a Change of Control Triggering Event would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes and would cause cross-defaults under certain of our other agreements, including our revolving credit agreement. See “Description of Notes—Change of Control Triggering Event.”

There is currently no market for the notes. We cannot assure you that an active trading market will develop, continue or be liquid.

The notes are a new issue of securities as to which there is currently no market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice to, or the consent of, noteholders. We cannot assure you that an active market for the notes will develop or, if it develops, will continue or be liquid. If an active trading market for the notes does not develop or continue, the market price and liquidity of the notes will be negatively affected. See “Underwriting (Conflicts of Interest).”

Changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and the market price of our securities.

Credit rating agencies rate our debt securities, including the notes, on factors that include our financial condition, liquidity and results of operations, our business and prospects and their view of the general outlook for the economy generally and our industry specifically. Actions taken by the rating agencies can include maintaining, upgrading, downgrading or withdrawing the current rating of our debt securities or placing us on negative outlook for possible future downgrading. Downgrading or withdrawal of the credit rating of our debt securities or placing us on negative outlook for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have a negative effect on the value of your notes.

USE OF PROCEEDS

We expect to receive approximately $694.1 million in net proceeds from the sale of the notes, after deducting underwriting discounts and commissions and other estimated expenses of this offering. Approximately $250.1 million of the net proceeds from the sale of the notes will be used to repay in full our $250 million 2.400% Senior Notes that mature on March 15, 2019. The balance of the net proceeds of this offering will be used to repay up to approximately $460.0 million of long-term debt outstanding under our revolving credit agreement. Any net proceeds remaining will be used for other general corporate purposes, including capital expenditures, additions to working capital, and the repurchase of shares of our outstanding common stock. Borrowings under our revolving credit agreement bear interest based on the Prime Rate, the Federal Funds Rate, or LIBOR, depending upon the specific type of borrowing, plus an applicable margin based on our credit rating and other fees. The revolving credit agreement currently matures on September 25, 2023, and at December 31, 2018, the weighted average interest rate on amounts outstanding under this facility was 3.47%. Approximately $100 million of the borrowings under our revolving credit agreement were used to finance our recent acquisition of a final mile business. The remainder of these funds were used for equipment purchases and other capital expenditures, repurchases of shares of our common stock, payment of dividends on our common stock, and general working capital.

Affiliates of certain of the underwriters are lenders with respect to amounts currently outstanding under our revolving credit facility and will receive a ratable portion of the proceeds of this offering used to repay amounts outstanding thereunder. This amount will equal a significant portion of the net proceeds of the offering. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION

The following table shows our cash and cash equivalents and our consolidated historical capitalization as of December 31, 2018 (i) on an actual cash basis and (ii) on an as-adjusted basis to give effect to the use of proceeds from the sale of the notes as described in “Use of Proceeds” above.

	December 31, 2018
	Actual	As Adjusted
	(unaudited) (in thousands)
Cash	$7,600	$7,600
Current portion of long-term debt	250,706	-
Long-term debt	898,398	1,155,026
Stockholders’ equity
Preferred stock, $100 par value. 10 million shares authorized, none outstanding	-	-
Common stock, $0.01 par value. 1 billion shares authorized; 167,099,432 shares issued and 108,710,825 shares outstanding	1,671	1,671
Additional paid-in capital	340,457	340,457
Retained earnings	4,188,435	4,188,435
Treasury stock, at cost (58,388,607 shares)	(2,429,179)	(2,429,179)
Total stockholders’ equity	2,101,384	2,101,384
Total capitalization	$3,250,488	$3,256,410

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our selected historical financial data that have been derived from, and are qualified in their entirety by reference to, our historical consolidated financial statements and related notes. The information set forth in the following table is only a summary and should be read in conjunction with our audited historical consolidated financial statements and related notes, as well as the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Year Ended December 31,
	2018	2017	2016	2015	2014
	(in millions, except per share data and working capital ratios)
Earnings data (for the period ended):
Operating revenues	$8,615	$7,190	$6,555	$6,188	$6,165
Operating income	681	624	721	716	632
Net earnings	490	686	432	427	375
Diluted earnings per share	4.43	6.18	3.81	3.66	3.16
Dividends per share	0.96	0.92	0.88	0.84	0.80

Balance sheet data (at end of period)
Total assets	$5,092	$4,465	$3,951	$3,630	$3,374
Current portion of long-term debt	251	-	-	-	250
Total debt	1,149	1,086	986	998	929
Stockholders’ equity	2,101	1,839	1,414	1,300	1,205
Working capital ratio	1.11x	1.45x	1.65x	1.61x	1.11x

DESCRIPTION OF NOTES

The notes will constitute a series of debt securities to be issued under the base indenture, to be dated as of March 1, 2019, among us, the initial guarantor and Wells Fargo Bank, National Association, as trustee. When we refer to the “indenture” in the following description, we are referring to the indenture as amended or supplemented.

The following description is only a summary of the material provisions of the notes, the guarantees and the indenture. You should read these documents in their entirety because they, and not this description, define your rights as holders of the notes. Unless the context requires otherwise, all references to “we”, “us,” “our” and “J.B. Hunt” in this section refer solely to J.B. Hunt Transport Services, Inc. and not to our subsidiaries.

The following description of the terms of the notes and the guarantees offered hereby supplements the general description of debt securities and guarantees set forth in the accompanying prospectus.

General

The notes will be issued in an initial aggregate principal amount of $700,000,000. Unless redeemed or repurchased under the circumstances described below under “—Optional Redemption” or “—Change of Control Triggering Event,” the notes will mature on March 1, 2026. The notes will be issued only in fully registered, book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will not be entitled to any sinking fund. The notes will be fully and unconditionally guaranteed on a senior unsecured basis initially by J.B. Hunt Transport, Inc.

Interest on the notes will accrue at 3.875% per annum from March 1, 2019, or from the most recent date to which interest has been paid or provided for. Interest on the notes will be payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2019, to the persons in whose names the notes are registered in the security register at the close of business on the February 15 or August 15 (whether or not a business day) immediately preceding the relevant interest payment date. Interest will be computed on the notes on the basis of a 360-day year of twelve 30-day months.

If any interest payment date, the maturity date or any earlier date of redemption or repurchase falls on a day that is not a business day, then the related payment will be made on the next succeeding business day without any interest or other payment in respect of the delay. The term “business day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

The indenture does not limit the amount of notes that we may issue. We may from time to time, without notice to, or the consent of, the holders of the notes, issue and sell additional debt securities ranking equally and ratably with the notes in all respects (other than the issue price, the issue date, the first interest payment date and the payment of interest accruing prior to the issue date), provided that such additional debt securities are fungible with the notes offered hereby for U.S. federal income tax purposes. Any such additional debt securities shall be consolidated and form a single series with the notes for all purposes, including voting.

Ranking

The notes will be:

●	unsecured and will rank equally with all existing and future senior unsecured debt of ours;

●	effectively subordinated to all existing and future secured debt of ours to the extent of the value of the assets securing such debt; and

●

structurally subordinated to all existing and future debt and other liabilities, including trade payables, and preferred equity of our non-guarantor subsidiaries (including subsidiaries of the initial guarantor and of any future additional guarantors).

As of December 31, 2018, we and the initial guarantor had no secured debt outstanding and our non-guarantor subsidiaries had no outstanding debt or preferred equity.

The indenture does not limit our ability to incur indebtedness or other obligations that are equal in right of payment to the notes or the ability of our non-guarantor subsidiaries to incur debt or other liabilities, or issue preferred equity that would rank senior to our equity interests or, if applicable, the equity interests of the initial guarantor and of any future additional guarantors in those subsidiaries and therefore be structurally senior to the notes with respect to the assets of those subsidiaries.

Guarantees

The notes will be fully and unconditionally guaranteed initially by our wholly owned subsidiary, J.B. Hunt Transport, Inc. (the “initial guarantor”). The notes will also be guaranteed in the future by any subsidiary that becomes a borrower or guarantor of obligations under our revolving credit agreement (each, an “additional guarantor” and, together with the initial guarantor, the “guarantors”), but will not be guaranteed by any other current or future subsidiary of ours unless such subsidiary becomes a borrower or guarantor under our revolving credit agreement. If at any time while the notes are outstanding there are two or more guarantors of the notes, such guarantors will guarantee the notes on a joint and several basis.

The guarantees will be:

●	unsecured and will rank equally with all existing and future senior unsecured debt of the initial guarantor and any additional guarantor;

●	effectively subordinated to all existing and future secured debt of the initial guarantor and any additional guarantor to the extent of the value of the assets securing such debt; and

●

structurally subordinated to all existing and future debt and other liabilities, including trade payables, and preferred equity of our non-guarantor subsidiaries, including subsidiaries of the initial guarantor and of any additional guarantors.

As of December 31, 2018, the initial guarantor had no secured debt outstanding and subsidiaries of the initial guarantor had no outstanding debt or preferred equity.

The indenture does not limit the ability of the initial guarantor (or any additional guarantor) to incur indebtedness or other obligations that are equal in right of payment to its guarantee or the ability of any subsidiary of the initial guarantor (or any additional guarantor) to incur debt, other liabilities or preferred equity that would rank senior to the equity interests of the initial guarantor (or such additional guarantor, as the case may be) in such subsidiary and therefore be structurally senior to the guarantee of the initial guarantor (or such additional guarantor, as the case may be) with respect to the assets of such subsidiary.

The obligations of the initial guarantor and any additional guarantors will be limited as necessary to prevent the guarantees from constituting a fraudulent conveyance under applicable law. If a guarantee is rendered voidable, it could be subordinated by a court to all other indebtedness (including other guarantees and contingent liabilities) of the applicable guarantor, and, depending on the amount of such indebtedness, such guarantor’s liability on its guarantee could be reduced to zero. See “Risk Factors—Federal and state fraudulent transfer laws may permit a court to void any guarantee and, if that occurs, you may not receive any payments on such guarantee.”

Each applicable guarantor of the notes, whether the initial guarantor or an additional guarantor, will automatically be released from its guarantee of the notes when such guarantor is not a borrower or guarantor under our revolving credit agreement or any refinancing or replacement thereof and is released or discharged from each guarantee of such guarantor with respect to borrowings under the revolving credit agreement, except discharges or releases by or as a result of payment under any such guarantee.

Optional Redemption

We may, at our option, at any time and from time to time, redeem the notes, in whole or in part, on not less than 30 nor more than 60 days’ prior written notice mailed to the holders of the notes.

Prior to January 1, 2026 (the date that is two months prior to the maturity date of the notes), the notes will be redeemable at a redemption price equal to the greater of:

(1)	100% of the principal amount of the notes to be redeemed; or

(2)

the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed that would be due after the related redemption date but for such redemption (exclusive of unpaid interest, if any, accrued to such redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus unpaid interest, if any, accrued to such redemption date, subject to the rights of holders of notes on a record date to receive interest due on the related interest payment date. On or after January 1, 2026 (the date that is two months prior to the maturity date of the notes), the notes will be redeemable at a redemption price equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes to be redeemed.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained.

“Reference Treasury Dealer” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and a Primary Treasury Dealer (as defined below) selected by SunTrust Robinson Humphrey, Inc. or their respective affiliates which are Primary Treasury Dealers and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by us, except that if any of the foregoing ceases to be a primary U.S. government securities dealer in The City of New York (a “Primary Treasury Dealer”), we are required to designate as a substitute another nationally recognized investment banking firm, or an affiliate thereof, that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer as of 3:30 p.m., New York City time, on the third business day preceding such redemption date.

On and after any redemption date, interest will cease to accrue on the notes called for redemption. Prior to any redemption date, we are required to deposit with a paying agent money sufficient to pay the redemption price of the notes to be redeemed on such date. If we are redeeming less than all the notes, the trustee must select the notes to be redeemed by such method as the trustee deems fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances.

Change of Control Triggering Event

Upon the occurrence of a Change of Control Triggering Event, unless we have exercised our option to redeem the notes in whole as described under “—Optional Redemption,” each holder of notes will have the right to require us to repurchase all or a portion of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”) at a repurchase price equal to 101% of the principal amount thereof plus unpaid interest, if any, accrued to the repurchase date (the “Change of Control Repurchase Price”), subject to the rights of holders of notes on a record date to receive interest due on the related interest payment date.

Within 30 days following the occurrence of the Change of Control Triggering Event, or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will be required to send, by first class mail, a written notice to each holder of notes, with a copy to the trustee, which notice will govern the terms of the Change of Control Offer. Such notice will state, among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Repurchase Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Repurchase Date.

On the Change of Control Repurchase Date, we will, to the extent lawful:

●	accept or cause a third party to accept for repurchase all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

●	deposit or cause a third party to deposit with the paying agent an amount equal to the Change of Control Repurchase Price in respect of all notes or portions of notes properly tendered; and

●

deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being repurchased and that all conditions precedent to the Change of Control Offer and to the repurchase by us of notes pursuant to the Change of Control Offer have been complied with.

We will not be required to make a Change of Control Offer with respect to the notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer.

We will comply in all material respects with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those securities laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

For purposes of the foregoing discussion of a Change of Control Offer, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following after the date of the prospectus supplement:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of J.B. Hunt and its subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) other than to J.B. Hunt or one of its subsidiaries;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of our Voting Stock representing more than 50% of the voting power of our outstanding Voting Stock;

(3)

we consolidate with, or merge with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where our Voting Stock outstanding immediately prior to such transaction constitutes, or is converted into or exchanged for, Voting Stock representing more than 50% of the voting power of the Voting Stock of the surviving person immediately after giving effect to such transaction;

(4)	the first day on which a majority of the members of our board of directors are not Continuing Directors; or

(5)	the adoption of a plan relating to our liquidation, dissolution or winding up.

“Change of Control Triggering Event” means the rating on the notes is lowered, and the rating assigned to the notes is below Investment Grade, by each of the Rating Agencies on any date during the period (the “Trigger Period”) commencing 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended following consummation of a Change of Control for so long as any Rating Agency has publicly announced that it is considering a possible ratings change). If a Rating Agency is not providing a rating for the notes at the commencement of any Trigger Period, the notes will be deemed to have ceased to be rated Investment Grade by such Rating Agency during that Trigger Period.

Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date of the prospectus supplement; or (2) was nominated for election or elected to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination or election (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P), and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us under the circumstances permitting us to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s and S&P; provided, that if either Moody’s or S&P ceases to provide rating services to issuers or investors, we may appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency, provided that we shall give written notice of such appointment to the trustee.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Voting Stock” of any specified person (as that term is used in Section 13(d) of the Exchange Act) as of any date means the capital stock of such person that, at such date, is entitled to vote generally in the election of the board of directors of such person.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of J.B. Hunt and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the applicability of the requirement that we offer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of J.B. Hunt and its subsidiaries taken as a whole to another person or group may be uncertain.

Covenants

The indenture contains certain covenants, including covenants that restrict our ability, and our ability to permit our subsidiaries, to create or incur debt secured by liens and to engage in certain sale and leaseback transactions. See “Description of Debt Securities—Covenants—Limitations on Liens” and “Description of Debt Securities—Covenants—Sale and Leaseback Transactions” in the accompanying prospectus.

The provisions of the indenture described under “Description of Debt Securities—Discharge, Defeasance, and Covenant Defeasance—Defeasance and Covenant Defeasance” will be applicable to the notes.

Events of Default

The events of default with respect to the notes are described in the accompanying prospectus under “Description of Debt Securities—Events of Default.”

Book-Entry

We will issue the notes only in book-entry form—i.e., as global notes registered in the name of The Depository Trust Company, New York, New York, or its nominee. The sale of the notes will settle in immediately available funds through DTC. You will not be permitted to withdraw the notes from DTC except in the limited situations described in the accompanying prospectus under “Description of Debt Securities—Book-entry Debt Securities.”

Investors may hold interests in a global note through organizations that participate, directly or indirectly, in the DTC system. See “Description of Debt Securities—Book-entry Debt Securities” in the accompanying prospectus for additional information about indirect ownership of interests in the notes.

Trustee

Wells Fargo Bank, National Association, is the trustee under the indenture. Initially, the trustee will also act as the paying agent, registrar and custodian for the notes. In the ordinary course of their businesses, affiliates of the trustee have engaged in commercial banking transactions with us, and may in the future engage in commercial banking and other transactions with us.

Governing Law

The indenture, the notes and the guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain of the material United States (“U.S.”) federal income tax consequences of the acquisition, ownership and disposition of the notes. Unless otherwise stated, this summary deals only with initial holders that purchase notes in this offering at the price shown on the cover of this prospectus supplement. This summary also only addresses holders who hold notes as capital assets.

As used herein, “U.S. holders” are any beneficial owners of the notes, that are, for U.S. federal income tax purposes:

(i)	individuals who are citizens or residents of the U.S.;

(ii)	corporations (or other entities taxable as corporations for U.S. federal income tax purposes) created or organized in, or under the laws of, the U.S., or of any State (or the District of Columbia);

(iii)	estates if the income of such estate is subject to U.S. federal income taxation regardless of the source of such income; or

(iv)

trusts if (a) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

As used herein, “non-U.S. holders” are beneficial owners of the notes who are individuals, corporations, estates or trusts and are not U.S. holders.

If a partnership (or any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the notes, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of the notes.

This summary does not describe all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances. Special rules apply, for example, to:

●	some financial institutions;

●	insurance companies;

●	regulated investment companies;

●	pension plans;

●	real estate investment trusts;

●	tax-exempt investors;

●	brokers or dealers in securities or currencies;

●	persons holding securities as part of a hedge, straddle, “synthetic security” or other integrated transaction;

●	U.S. holders whose functional currency is not the U.S. dollar;

●	U.S. expatriates;

●	accrual method taxpayers subject to special tax accounting rules as a result of their use of certain financial statements under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”);

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	foreign corporations that are classified as “passive foreign investment companies” or “controlled foreign corporations” for U.S. federal income tax purposes; or

●	persons subject to the alternative minimum tax.

This discussion does not address the tax consequences to non-U.S. holders that are subject to U.S. federal income tax on a net basis on income realized with respect to the notes because such income is effectively connected with the conduct of a U.S. trade or business. Such holders are generally taxed in a manner similar to U.S. holders; however, certain special rules apply. Further, this discussion does not include any description of any federal estate or gift tax consequences or the tax laws of any state, local government or foreign government that may be applicable to the notes.

This summary is based on the Code, the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis.

You should consult with your own tax advisor regarding the application of U.S. federal tax laws to your particular situation with respect to the acquisition, ownership and disposition of the notes, as well as any tax consequences arising under the laws of any state, local or foreign taxing authority.

Taxation of U.S. Holders

In certain circumstances, the timing and amount of payments otherwise due on the notes may differ from the scheduled payments on the notes (e.g., see “Description of Notes—Optional Redemption” and “Description of Notes—Change of Control Triggering Event”). Because we are obligated to make such payments under certain circumstances, the notes may be subject to special rules under the Treasury Regulations that are applicable to debt instruments that provide for one or more contingent payments. If the notes were deemed to be contingent payment debt instruments, a U.S. holder might be required to accrue income on the U.S. holder’s notes in excess of stated interest, and would be required to treat as ordinary income, rather than capital gain, any gain realized on the taxable disposition of the notes. Under the Treasury Regulations, however, the special rules applicable to contingent payment debt instruments will not apply if, as of the issue date, the contingencies are either “remote” or “incidental.” We intend to take the position (and this discussion assumes) that such payments are remote or incidental contingencies.

Our determination that such payments are remote or incidental contingencies for these purposes is binding on each holder, unless such holder discloses in the proper manner to the Internal Revenue Service (“IRS”) that it is taking a different position. Our determination is not, however, binding on the IRS, and, if the IRS were to challenge this determination, the tax consequences to a holder could differ materially and adversely from those discussed herein. The remainder of this discussion assumes that the notes are not subject to the rules applicable to contingent payment debt instruments.

Interest income. In general, stated interest payable on the notes will be taxable to a U.S. holder as ordinary interest income when it is accrued or received in accordance with the U.S. holder’s method of accounting for U.S. federal income tax purposes.

Amortizable bond premium. A U.S. holder who purchases a note for an amount greater than its principal amount will be treated as acquiring the note with amortizable bond premium. For this purpose, the purchase price of a note will not include amounts paid in respect of pre-issuance accrued interest. If a U.S. holder acquires a note with amortizable bond premium, the U.S. holder may elect to amortize the premium, under a constant yield method, over the term of the note, which will reduce the amount of interest income required to be included in the U.S. holder’s gross income. An election to amortize bond premium applies to all taxable debt instruments then owned by the U.S. holder and may be revoked only with the consent of the IRS.

Original Issue Discount. If the stated redemption price at maturity of a note exceeds the issue price of such note by more than a de minimis amount (as explained below), such note will be deemed to have original issue discount (“OID”). The “issue price” of a note will be the first price at which a substantial amount of the notes are sold to the public (i.e., excluding sales to any placement agent, wholesaler or similar persons). All payments on a note, other than “qualified stated interest,” are treated as part of the debt’s stated redemption price at maturity. “Qualified stated interest” is stated interest that is unconditionally payable at least annually in cash or property at a single fixed rate (or at a single qualified floating rate or “objective rate”), other than in additional debt securities of the issuer. However, a note will not be deemed to have OID if its stated redemption price at maturity exceeds its issue price by less than a de minimis amount equal to one-fourth of one percent (0.25%) of its stated redemption price at maturity, multiplied by the number of full years to its maturity. If a note meets this de minimis exception, a U.S. holder of that note is generally required to include the de minimis OID amount in income (as capital gain), as principal payments are made on the note, unless the U.S. holder elects to apply the constant yield method which otherwise applies to an instrument with more than de minimis OID. If the OID on a note is more than de minimis, a U.S. holder will be required to include the OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant yield method based on interest compounding and in advance of the cash payments attributable to the income. Since the issue price of the notes is expected to be at par or within the de minimis exception, it is expected, and the rest of this disclosure assumes, that the notes should not be considered to have OID.

Sale, exchange, redemption or retirement of notes. Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a U.S. holder will generally recognize taxable gain or loss equal to the difference, if any, between (i) the sum of the cash plus the fair market value of all other property received on the disposition and (ii) the U.S. holder’s adjusted tax basis in such note. A U.S. holder’s adjusted tax basis in the note generally will be the initial purchase price paid therefor, increased by any de minimis OID previously included in income under the election described above, and reduced by any bond premium amortized by the U.S. holder. For these purposes, the amount realized on the disposition of the note does not include any amount attributable to accrued but unpaid interest. Amounts attributable to accrued but unpaid interest are treated as interest as described under “—Interest Income” above.

Gain or loss recognized on the sale, exchange, redemption, retirement or other disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the note has been held for more than one (1) year. Long-term capital gains of non-corporate U.S. holders are eligible for reduced rates of taxation. For corporate U.S. holders, all capital gains are currently subject to U.S. federal income tax at the same rate as ordinary income. The deductibility of any capital losses is subject to certain limitations.

Information reporting and backup withholding. In general, information reporting requirements will apply to payments of principal and interest on the notes and payments of the proceeds of the sale, exchange, redemption, retirement or other disposition of the notes. Backup withholding may apply to such payments if the U.S. holder fails to comply with certain identification requirements or otherwise fails to establish an exemption from backup withholding. Backup withholding is currently imposed at a rate of 24%. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the U.S. holder timely provides the required information to the IRS.

Taxation of Non-U.S. Holders

Non-U.S. holders should consult with their own tax advisors to determine the effect of U.S. federal, state and local and foreign tax laws, as well as income tax treaties, with regard to an investment in the notes, including any reporting requirements.

Interest income. Subject to the discussion below concerning backup withholding and the Foreign Account Tax Compliance Act, interest paid on a note to a non-U.S. holder that is not engaged in a trade or business in the U.S. generally will not be subject to U.S. federal income or withholding tax provided that:

(i)	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

(ii)	the non-U.S. holder is not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

(iii)	the non-U.S. holder is not a bank that acquired the note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and

(iv)	either (a) the non-U.S. holder certifies to the payor or the payor’s agent, under penalties of perjury, that it is not a U.S. person and provides its name, address, and certain other information on a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute form) or (b) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business and holds the notes in such capacity, certifies to the payor or the payor’s agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and, when required, furnishes the payor or the payor’s agent with a copy thereof. (The applicable Treasury Regulations also provide alternative methods for satisfying the certification requirements of this clause (iv).)

Interest paid to a non-U.S. holder not satisfying the conditions described above will be subject to U.S. withholding tax at a rate of 30%, unless an income tax treaty applies to reduce or eliminate withholding and the non-U.S. holder provides us with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or suitable substitute form) claiming the exemption or reduction in withholding.

If a non-U.S. holder holds the note through certain foreign intermediaries or partnerships, such non-U.S. holder and the foreign intermediary or partnership may be required to satisfy certification requirements under applicable Treasury Regulations.

Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder generally will be taxed with respect to interest in the same manner as a U.S. holder if such income is effectively connected with a U.S. trade or business of the non-U.S. holder. Effectively connected income received or accrued by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits” tax at a 30% rate (or, if applicable, at a lower tax rate specified by an applicable income tax treaty). Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. holder delivers a properly executed IRS Form W-8ECI (or successor form) to the payor or the payor’s agent.

Sale, exchange, redemption or retirement of notes. Subject to the discussion below concerning backup withholding and the Foreign Account Tax Compliance Act, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption, retirement or other disposition of a note unless (i) the gain is effectively connected with a U.S. trade or business of the non-U.S. holder, (ii) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is present in the U.S. for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met, or (iii) the gain represents accrued but unpaid interest not previously included in income, in which case the rules regarding interest income would apply.

Except to the extent that an applicable income tax treaty otherwise provides, if an individual non-U.S. holder falls under clause (i) above, such individual generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder. If an individual non-U.S. holder falls under clause (ii) above, such individual generally will be subject to a 30% tax on the gain derived from a sale, which may be offset by certain U.S.-related capital losses (notwithstanding the fact that such individual is not considered a resident of the U.S.). Individual non-U.S. holders who have spent (or expect to spend) 183 days or more in the U.S. in the taxable year in which they contemplate a disposition of notes are urged to consult their tax advisors as to the tax consequences of such sale. If a non-U.S. holder that is a foreign corporation falls under clause (i), it generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder and, in addition, may be subject to the branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

Information reporting and backup withholding. Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the tax withheld with respect to those payments (if any). Copies of the information returns reporting such amounts and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty. U.S. backup withholding will not apply to payments on the notes to a non-U.S. holder if the requirements described in clause (iv) of “—Interest income” above are satisfied with respect to the non-U.S. holder, unless the payor has actual knowledge or reason to know that the holder is a U.S. person.

Information reporting requirements and backup withholding will not apply to any payment of the proceeds of a sale of notes effected outside the U.S. by a foreign office of a “broker” as defined in applicable Treasury Regulations (absent actual knowledge or reason to know that the payee is a U.S. person), unless such broker (i) is a U.S. person as defined in the Code, (ii) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the U.S., (iii) is a controlled foreign corporation for U.S. federal income tax purposes or (iv) is a foreign partnership with certain connections to the U.S. Payment of the proceeds of any such sale effected outside the U.S. by a foreign office of any broker that is described in the preceding sentence may be subject to information reporting unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner satisfies the requirements described in clause (iv) of “—Interest income” above and certain other conditions are met, or the beneficial owner otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against the non-U.S. holder’s U.S. federal income tax liability and may entitle the non-U.S. holder to a refund, provided that the non-U.S. holder timely provides the required information to the IRS. Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act

Sections 1471-1474 of the Code and the Treasury Regulations thereunder (“FATCA”) impose withholding taxes on certain types of payments made to “foreign financial institutions,” as specially defined under FATCA, and certain other non-U.S. entities. FATCA imposes a 30% withholding tax on payments of interest on, and gross proceeds from the sale or other disposition of, the notes paid to a foreign financial institution unless the foreign financial institution is deemed to be compliant with FATCA or enters into an agreement with the IRS to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. The IRS issued proposed regulations under FATCA on December 13, 2018 that would remove the 30% withholding tax requirement on gross proceeds from the sale or other disposition of the notes by removing the reference to “gross proceeds” from the definition of “withholdable payment” set forth in Section 1473 of the Code (the “Proposed Regulations”). Generally, if there are applicable final or temporary regulations in force, taxpayers may only rely on proposed regulations for planning purposes in the limited circumstance where the preamble to the proposed regulations contains an express statement permitting taxpayers to rely on them currently, notwithstanding the existence of final or temporary regulations. The Treasury Department and the IRS have provided that taxpayers can generally rely on the modifications in the Proposed Regulations until final regulations are issued. In addition, FATCA imposes a 30% withholding tax on the same types of payments to a non-financial foreign entity of a certain type unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information to the IRS or to the withholding agent regarding each substantial U.S. owner. Prospective investors should consult their tax advisors regarding the application of FATCA to the acquisition, ownership or disposition of the notes.

Medicare Tax on Investment Income

A 3.8% Medicare tax is generally imposed with respect to “net investment income” above a certain threshold of certain U.S. citizens and residents, and on the undistributed “net investment income” of certain estates and trusts. Among other things, net investment income generally includes gross income from interest on, and net gains from the disposition of, the notes, less certain deductions. Holders are urged to consult their tax advisors with respect to the tax consequences of this legislation.

The U.S. federal income tax discussion set forth above is included for general information only, is not relevant to all prospective holders, and is not tax advice. The discussion may not be applicable depending upon a holder’s particular situation. Prospective holders should consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in U.S. federal income or other tax laws.

UNDERWRITING (CONFLICTS OF INTEREST)

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, through their representatives, Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc. have severally agreed to purchase from us the following respective principal amounts of notes listed opposite their name below at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Principal
Amount of
Underwriters	Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$154,000,000
J.P. Morgan Securities LLC	154,000,000
SunTrust Robinson Humphrey, Inc.	154,000,000
BB&T Capital Markets, a division of BB&T Securities, LLC	66,500,000
Regions Securities LLC	66,500,000
BOK Financial Securities, Inc.	35,000,000
Morgan Stanley & Co. LLC	35,000,000
Wells Fargo Securities, LLC	35,000,000
Total	$700,000,000

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have been advised by the representatives of the underwriters that the underwriters propose to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at a price that represents a concession not in excess of 0.375% of the principal amount of the notes. The underwriters may allow, and these dealers may re-allow, a concession of not more than 0.250% of the principal amount of the notes to other dealers. After the initial public offering, representatives of the underwriters may change the offering price and other selling terms.

In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $1.5 million.

We have agreed to indemnify the several underwriters against some specified types of liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

The notes are a new issue of securities as to which there is currently no market. We do not intend to apply for listing of the notes on any national securities exchange or for quotation of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes. However, they are under no obligation to do so and may discontinue any market-making activities at any time without notice to, or the consent of, noteholders. We cannot assure you that an active market for the notes will develop or, if it develops, will continue or be liquid. If an active trading market for the notes does not develop or continue, the market price and liquidity of the notes will be negatively affected.

In connection with this offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in this offering, which creates a short position for the underwriters. The underwriters may close out any short position by purchasing notes in the open market. A short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the notes in the open market prior to the completion of this offering.

Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriters in the open market prior to the completion of this offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the notes. Additionally, these purchases may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.

We have agreed not to offer, sell, contract to sell or otherwise dispose of any securities of the company (or guaranteed by the company) or the initial guarantor (or guaranteed by the initial guarantor) that are substantially similar to the notes from the date of this prospectus supplement until 90 days after the closing of this offering without the prior written consent of each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and SunTrust Robinson Humphrey, Inc.

Conflicts of Interest

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the issuer, for which they received or will receive customary fees and expenses.

Affiliates of certain of the underwriters are parties to and lenders under our revolving credit agreement. This revolving credit agreement was negotiated on an arms-length basis and contains customary terms pursuant to which the lenders receive customary fees. A portion of the net proceeds of this offering will be used to reduce our indebtedness to such lenders under our revolving credit agreement. Affiliates of certain of the underwriters are lenders with respect to amounts currently outstanding under our revolving credit facility and will receive a ratable portion of the proceeds of this offering used to repay amounts outstanding thereunder, and the amount received by such affiliates through the repayment of those borrowings may exceed 5% of the proceeds of this offering. See “Use of Proceeds.” In the event that greater than 5% of the net proceeds from this offering are used to repay indebtedness owed to any individual underwriter or its affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the notes to accounts over which they exercise discretionary authority without the prior written approval of the customer.

In the ordinary course of their respective various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Directive; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to J.B. Hunt Transport Services, Inc. or the initial guarantor.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)	a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except: (1) to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust); (2) where no consideration is or will be given for the transfer; (3) by operation of law; or (4) as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification - Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and accordingly have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

We have not been licensed for distribution to non-qualified investors by the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”) as a foreign collective investment scheme pursuant to Article 120(1) of the Swiss Collective Investment Schemes Act of June 23, 2006, as amended (the “CISA”) and no representative or paying agent in Switzerland has been appointed pursuant to Article 120(4) of the CISA. Accordingly, the notes may only be offered, advertised or otherwise distributed, directly or indirectly, in or from Switzerland, and this prospectus supplement and the accompanying prospectus and any other marketing or offering documents relating to us may only be distributed in or from Switzerland, (A) to financial intermediaries that are subject to prudential supervision as defined in Article 10(3)(a) of the CISA or insurance institutions that are subject to prudential supervision as defined in Article 10(3)(b) of the CISA and/or (B) in any other manner that does not constitute a distribution (Vertrieb/distribution/distribuzione) within the meaning of Article 3 of the CISA, its implementing ordinance and guidelines. The notes will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance of prospectuses under the CISA, Article 652a or 1156 of the Swiss Code of Obligations or the listing rules of the SIX or any other exchange or regulated trading facility in Switzerland. None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to us or the notes has been or will be filed with, or approved by, any Swiss regulatory authority. Investors in the notes do not benefit from the specific investor protection provided by the CISA and the supervision by the FINMA in connection with the licensing for distribution or the appointment of a representative and a paying agent in Switzerland.

LEGAL MATTERS

The validity of the notes and guarantees will be passed upon for us by Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., Little Rock, Arkansas. As of February 22, 2019, attorneys with Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. participating in this matter beneficially own approximately 1,255 shares of our common stock. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS

The consolidated financial statements and schedule of J.B. Hunt Transport Services, Inc. appearing in J.B. Hunt Transport Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2018, and the effectiveness of J.B. Hunt Transport Services, Inc.’s internal control over financial reporting as of December 31, 2018, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

J.B. HUNT TRANSPORT SERVICES, INC.

Common Stock

Preferred Stock

Rights

Warrants

Debt Securities

J.B. HUNT TRANSPORT, INC.

Guarantees of Debt Securities

J.B. Hunt Transport Services, Inc. may offer and sell from time to time, in one or more offerings, any combination of securities that we describe in this prospectus at prices and on terms determined at the time of any such offering. The debt securities may be guaranteed by J.B. Hunt Transport, Inc., a wholly owned subsidiary of J.B. Hunt Transport Services, Inc. We may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus provides you with a general description of these securities. We will file prospectus supplements and may provide other offering material at later dates that will contain specific terms of each issuance of securities. These supplements may also add, update or change information contained in this prospectus.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “JBHT.”

Investing in the securities involves risks. See “Risk Factors” on page 4 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

This prospectus is dated January 11, 2019.

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	2
FORWARD-LOOKING STATEMENTS	3
THE COMPANY	4
RISK FACTORS	4
USE OF PROCEEDS	4
DESCRIPTION OF SECURITIES WE MAY OFFER	5
DESCRIPTION OF CAPITAL STOCK	5
DESCRIPTION OF RIGHTS	7
DESCRIPTION OF WARRANTS	8
DESCRIPTION OF DEBT SECURITIES	9
PLAN OF DISTRIBUTION	23
LEGAL MATTERS	24
EXPERTS	25

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using an automatic shelf registration statement, we may, at any time and from time to time, sell securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description thereof.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on our Company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or at the SEC as described under “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with any different or additional information, and if anyone provides you such information you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any such free writing prospectus is accurate as of any date other than the date on the front of such document. Any information incorporated by reference in this prospectus, any accompanying prospectus supplement or any such free writing prospectus is accurate only as of the date of the document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

References in this prospectus to “J.B. Hunt,” the “Company,” “we,” “us” and “our” refer to J.B. Hunt Transport Services, Inc. and its subsidiaries, unless otherwise specified or unless the context otherwise requires. References to “Transport” refer to J.B. Hunt Transport, Inc., a wholly-owned subsidiary of J.B. Hunt.

References herein to “$,” “dollars” and “U.S. dollars” are to United States dollars. Financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States of America.

The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may review the registration statement and any document we file with the SEC by accessing the website maintained by the SEC at https://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at https://www.jbhunt.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our internet website copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” documents that we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this prospectus is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the following documents that we filed with the SEC (in each case excluding any portion of such documents that have been furnished to and deemed not to be filed with the SEC):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 23, 2018.

●

Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on April 27, 2018 (as amended on May 4, 2018), July 27, 2018 and October 29, 2018, respectively.

●	Current Reports on Form 8-K filed with the SEC on January 25, 2018, April 20, 2018, September 28, 2018, October 12, 2018 (as amended on November 5, 2018 and December 13, 2018) and January 10, 2019.

●	Description of our Common Stock contained in the Company’s Form 8-A dated March 27, 1984, including any amendment or report filed for the purpose of updating such description.

In addition, all documents and reports that we subsequently file with the SEC (other than any portions of such filings that are furnished rather than filed under applicable SEC rules) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering of the securities to which this prospectus relates shall be deemed to be incorporated in this prospectus by reference. Unless otherwise stated in the applicable reports, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated by reference.

You may request a copy of any documents incorporated by reference herein at no cost by writing or telephoning us at:

J.B. Hunt Transport Services, Inc.

615 J.B. Hunt Corporate Drive

Lowell, Arkansas 72745-0130

Attention: Jennifer Boattini, Secretary

Telephone number: 479-820-0000

FORWARD-LOOKING STATEMENTs

This prospectus, including documents which are incorporated herein by reference, contains statements that may be considered to be “forward-looking statements.” Such statements relate to our predictions concerning future events or operations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are inherently uncertain, subject to risks, and should be viewed with caution. These statements are based on our belief or interpretation of information currently available. Prospective investors are cautioned that actual results and future events may differ materially from these forward-looking statements as a result of many factors. Some of the factors and events that are not within our control and that could have a material impact on future results include: general economic and business conditions, competition and competitive rate fluctuations, cost and availability of diesel fuel, ability to attract and retain qualified drivers and delivery personnel, a loss of one or more major customers, interference with or termination of our relationships with certain railroads, rail service delays, insurance costs and availability, claims expense, retention of key employees, accidents, terrorist attacks or actions, acts of war, adverse weather conditions, disruption or failure of information systems, new or different environmental or other laws and regulations, operational disruption or adverse effects of business acquisitions, increased costs for new revenue equipment or decreases in the value of used equipment, and the ability of revenue equipment manufacturers to perform in accordance with agreements for guaranteed equipment trade-in values. Additionally, our business is somewhat seasonal with slightly higher freight volumes typically experienced during August through early November in our full-load transportation business.

You should understand that many important factors, in addition to those listed above, could impact us operationally and financially. Our results may fluctuate as a result of these and other risk factors or events as described in our filings with the SEC. Some important factors that could cause our future results to differ from estimates or projections contained in the forward-looking statements are described under “Risk Factors” in our most recent Annual Report on Form 10-K, as may be updated in our subsequent Quarterly Reports on Form 10-Q and other reports we subsequently file with the SEC. Except as required by applicable law, we assume no obligation to update any forward-looking statement to the extent we become aware that it will not be achieved for any reason.

THE COMPANY

We are one of the largest surface transportation and delivery service companies in North America. J.B. Hunt Transport Services, Inc. is a publicly held holding company that, together with our principal operating subsidiary, J.B. Hunt Transport, Inc., and other wholly owned subsidiaries, provides a wide range of transportation services to a diverse group of customers throughout the continental United States, Canada and Mexico. We were incorporated in Arkansas on August 10, 1961, and have been a publicly held company since our initial public offering in 1983.

Our service offerings include transportation of full-truckload containerized freight, which we directly transport utilizing our company-controlled revenue equipment and company drivers or independent contractors. We have arrangements with most of the major North American rail carriers to transport freight in containers or trailers. We also provide customized freight movement, revenue equipment, labor, systems, and delivery services that are tailored to meet individual customers’ requirements and typically involve long-term contracts. As of December 31, 2018, we had 27,621 employees.

Our principal executive offices are located at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745-0130 and our telephone number is (479) 820-0000.

Transport was incorporated in Georgia on November 6, 1969. Its principal executive offices are located at 615 J.B. Hunt Corporate Drive, Lowell, Arkansas 72745-0130 and its telephone number is (479) 820-0000.

RISK FACTORS

Investing in our securities involves significant risks. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Before you make an investment decision regarding the securities, you should carefully consider the specific risks discussed or incorporated by reference in this prospectus or the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or contained in or incorporated by reference in this prospectus, including, among other things, the matters discussed under “Risk Factors” included in the applicable prospectus supplement, in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, as well as any other risk factors we may describe in any other reports we subsequently file with the SEC. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, our financial results and the value of the securities. The prospectus supplement applicable to each series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we expect to use the net proceeds from any sale of securities offered by this prospectus for general corporate purposes. General corporate purposes may include:

●	repayment or refinancing of a portion of our existing short-term or long-term debt;

●	capital expenditures;

●	capital to fund anticipated future growth, including acquisitions;

●	additional working capital; and

●	the repurchase of shares of our outstanding common stock.

The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock, preferred stock, rights, warrants and debt securities that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus.

When we use the terms “security” or “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.

DESCRIPTION OF CAPITAL STOCK

The following is a description of our capital stock and certain provisions of our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and certain provisions of applicable law. The following is only a summary and is qualified by applicable law and by the provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, copies of which have been filed with the SEC and are also available upon request from us.

General

Under our Amended and Restated Articles of Incorporation, as amended, we have authority to issue up to 1,000,000,000 shares of common stock, par value $0.01 per share, and up to 10,000,000 shares of preferred stock, par value $100.00 per share. Each share of our common stock has the same relative rights as, and is identical in all respects to, each other share of our common stock.

As of December 31, 2018, 108,710,825 shares of our common stock were issued and outstanding, and 6,260,958 shares of common stock were reserved for issuance pursuant our Management Incentive Plan. Our common stock is listed on the NASDAQ Global Select Market. The outstanding shares of our common stock are validly issued, fully paid and non-assessable.

As of December 31, 2018, no shares of our preferred stock were issued and outstanding.

Common Stock

Voting Rights. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Holders of our common stock do not have cumulative voting rights.

Dividend Rights. Holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for the payment of dividends. Holders of any series of preferred stock we may issue in the future may have a priority over holders of common stock with respect to dividends.

Liquidation and Dissolution. In the event of the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to receive ratably all of the assets of the Company available for distribution after satisfaction of all liabilities of the Company, subject to the rights of the holders of any of the Company’s preferred stock that may be issued from time to time.

Other Rights. Holders of our common stock have no preferential or preemptive rights with respect to any securities of the Company, and there are no conversion rights or redemption or sinking fund provisions applicable to our common stock.

Modification of Rights. Our board of directors acting by a majority vote of the members present, without stockholder approval, may amend our Amended and Restated Bylaws and may issue shares of our preferred stock under terms as described below under “Preferred Stock.” Rights of the holders of our common stock may not otherwise be modified by less than a majority vote of the common stock outstanding. Additionally, under the Arkansas Business Corporation Act of 1987, a majority vote is required for the approval of a merger or consolidation with another corporation, and for the sale of all or substantially all of our assets and liquidation or dissolution of the Company.

Transfer Agent. The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Preferred Stock

Voting Rights. Holders of our preferred stock are not entitled to vote, except as required by statute.

Dividend Rights. Holders of our preferred stock are entitled to dividends when and as declared by our board of directors out of the surplus or net profits of the Company at the rate of 10% annually, before any dividends on our common stock may be paid or declared and set apart for payment.

Redemption. The board of directors of the Company may redeem our preferred stock at any time, upon at least 30 days notice by mail to the holders of such preferred stock, by paying $100.00 in cash for each share of preferred stock to be redeemed. In the event of a partial redemption, the board of directors may determine the terms and conditions of any redemption and the shares to be redeemed.

Liquidation and Dissolution. In the event of the liquidation, dissolution or winding up of the Company, the holders of our preferred stock are entitled to receive the sum of $100.00 per share.

Other Rights. Holders of our preferred stock have no preemptive rights with respect to any securities of the Company, and there are no conversion rights or sinking fund provisions applicable to our preferred stock.

Provisions That May Discourage Takeovers

Arkansas law and our Articles of Incorporation, Bylaws and corporate governance policies contain provisions that may have the effect of discouraging transactions involving an actual or threatened change of control. These provisions could protect the continuity of our directors and management and possibly deprive stockholders of an opportunity to sell their shares of common stock at prices higher than the prevailing market prices. The following description is subject in its entirety to applicable Arkansas law and our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws.

Availability of Authorized but Unissued Shares. All of our preferred stock and a substantial amount of our common stock are authorized but unissued and not reserved for any particular purpose. Our board of directors may issue shares of authorized common or preferred stock without stockholder approval. If our board of directors decides to issue shares to persons friendly to current management, this could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. Authorized but unissued shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company, including dilution through a stockholder rights plan of the type commonly known as a “poison pill,” which the board of directors could adopt without a stockholder vote.

Issuance of Preferred Stock. In addition, our board of directors could issue preferred shares having voting rights that adversely affect the voting power of our common stockholders, which could have the effect of delaying, deferring or impeding a change in control of the Company.

Classification of the Board of Directors. As permitted by Arkansas law, our Amended and Restated Articles of Incorporation provide that, if we have nine or more directors, our board of directors may at any time elect to classify our board of directors into two or three classes, with each class serving a staggered two-year or three-year term, as the case may be. Our board of directors currently consists of ten directors. In 2008, our board of directors amended our corporate Bylaws to declassify the board of directors and to provide for the annual election of directors beginning in 2009. Our Amended and Restated Bylaws provide that all directors shall be elected to one-year terms, expiring at the next annual meeting of our stockholders. However, as long as we have nine or more directors, our board of directors could at any time amend our Bylaws to reinstate a classified board with staggered terms without any action on the part of our stockholders. A classified board with staggered terms could make it more difficult for a stockholder or group of stockholders to assume control of the board of directors by replacing a majority of the board of directors with their own candidates.

No Cumulative Voting. Under Arkansas law, stockholders do not have cumulative voting rights for the election of directors unless the Articles of Incorporation so provide. Our Amended and Restated Articles of Incorporation do not provide for cumulative voting.

Limitations on Nomination of Directors. Under our corporate governance policy regarding director recommendations by stockholders, in order for a stockholder or group of stockholders to recommend a candidate for director, such recommendation must be submitted to us not less than 120 days before the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. The stockholder or group of stockholders submitting the recommendation must have beneficially owned at least two percent of our outstanding common stock for at least one year and must describe various matters as specified in the policy, including the name and address of the recommending stockholder; the number of shares of the Company’s common stock beneficially owned by the recommending stockholder and the dates such shares were purchased; the name, age and address of the candidate; his or her occupation for the past five years; a description of the candidate’s qualifications to serve as a director and why the candidate does or does not qualify as “independent” under the NASDAQ corporate governance listing standards; the number of shares held by the candidate, if any; and a description of the arrangements or understandings between the recommending stockholder and the candidate, if any, or any other person pursuant to which the recommending stockholder is making the recommendation.

Limitation on Calling Special Meetings of Shareholders. Arkansas law allows the board of directors or persons authorized in our Articles of Incorporation or Bylaws to call special meetings of stockholders. Our Amended and Restated Bylaws provide that a special meeting may be called by our board of directors, the Chairman of the Board, the President, the Secretary or by the holders of not less than one-third of all the shares of stock entitled to vote at the proposed special meeting. Under Arkansas law, business to be transacted at a special meeting is limited to the purpose or purposes described in the notice of the meeting.

DESCRIPTION OF RIGHTS

In this section, we describe the general terms and provisions of the rights to securities that we may offer to our securityholders. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our securityholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others, the date of determining the securityholders entitled to the rights distribution, the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence and the date on which the right will expire, and any applicable U.S. federal income tax considerations. To the extent that any particular terms of the rights, rights agent agreements, or rights certificates described in a prospectus supplement differ from any of the terms described here, then the terms described herein will be deemed to have been superseded by that prospectus supplement.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than securityholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights agent agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of the applicable rights agent agreement if we offer rights, see “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” We urge you to read the applicable rights agent agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF WARRANTS

We may issue warrants from time to time in one or more series for the purchase of our common stock or preferred stock or any combination of those securities. Warrants may be issued independently or together with any shares of common stock or shares of preferred stock or offered by any prospectus supplement and may be attached to or separate from common stock or preferred stock. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants. The warrant agent will act as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of a series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms. If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

●	the title of the warrants;

●	the total number of warrants;

●	the number of shares of common stock purchasable upon exercise of the warrants to purchase common stock and the price at which such shares of common stock may be purchased upon exercise;

●	the designation and terms of the preferred stock with which the warrants are issued and the number of warrants issued with each share of preferred stock;

●	the date on and after which the warrants and the related common stock or preferred stock will be separately transferable;

●	if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;

●	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

●	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

●	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of common stock or shares of preferred stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares of common stock or preferred stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants. Each warrant will entitle the holder to purchase a number of shares of common stock or shares of preferred stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of common stock or shares of preferred stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of common stock or shares of preferred stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be issued in one or more series under an indenture which we will enter into with a trustee to be named in the indenture and, if applicable, J.B. Hunt Transport, Inc., a subsidiary of ours who may guarantee the debt securities. References herein to the “indenture” refer to such indenture, as amended or supplemented from time to time, and references to the “trustee” refer to such trustee or any other trustee for any particular series of debt securities issued under the indenture. The terms of the debt securities of any series will be those specified in or pursuant to the indenture and in the applicable debt securities of that series and those made part of the indenture by the Trust Indenture Act of 1939, as amended.

The following description of selected provisions of the indenture and the debt securities is not complete, and the description of selected terms of the debt securities of a particular series included in the applicable prospectus supplement also will not be complete. You should review the form of the indenture and the form of the applicable debt securities, which forms have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents which have been or will be incorporated by reference in this prospectus. To obtain a copy of the indenture or the form of the applicable debt securities, see “Where You Can Find More Information” in this prospectus. The following description of debt securities and the description of the debt securities of the particular series in the applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture and the applicable debt securities, which provisions, including defined terms, are incorporated by reference in this prospectus. Capitalized terms used but not defined in this section shall have the meanings assigned to those terms in the indenture. When we refer to “J.B. Hunt,” “we”, “us,” or “our” in this section or when we otherwise refer to ourselves in this section, we mean J.B. Hunt Transport Services, Inc., excluding, unless otherwise expressly stated or the context otherwise requires, our subsidiaries.

The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell the debt securities of a particular series, we will describe the specific terms of such debt securities in the applicable prospectus supplement. If any particular terms of such debt securities described in a prospectus supplement differ from any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

The debt securities of each series will constitute our unsecured unsubordinated obligations and will rank on a parity in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. We can issue an unlimited principal amount of debt securities under the indenture. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by us. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:

●	the title of the series of debt securities;

●	any limit on the aggregate principal amount of debt securities of the series;

●	the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine such date or dates;

●	the rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

●	the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

●	the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

●	the date or dates, if any, on which the interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

●

the person to whom any interest on the debt securities of the series will be payable, if different than the person in whose name a debt security is registered at the close of business on the regular record date for that interest;

●

the manner in which, or the person to whom, any interest on any bearer security of the series of debt securities will be payable, if different than upon presentation and surrender of the coupons relating to the bearer security;

●	the terms and conditions, if any, upon which we are required to, or may, at our option, redeem debt securities of the series;

●	the terms and conditions, if any, upon which we will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

●	the terms of any sinking fund or analogous provision;

●	the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

●

the authorized denominations in which the series of debt securities will be issued, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, in the case of registered securities, or denominations of $5,000, in the case of bearer securities;

●

the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer and exchange and, if applicable, for conversion into or exchange for other securities or property, and (3) notices or demands to or upon us in respect of the debt securities of the series or the indenture may be served, if different than the Borough of Manhattan, The City of New York;

●

if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made and the ability, if any, of us or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies;

●

whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and the manner used to determine those amounts;

●	any addition to, modification, or deletion of, any covenant or Event of Default with respect to debt securities of the series;

●

whether the debt securities of the series will be issuable in registered or bearer form or both and whether any debt securities of the series will be issued in temporary or permanent global form and, if so, the identity of the depositary for the global debt securities;

●

whether and under what circumstances we will pay Additional Amounts on the debt securities of the series to any holder who is a United States Alien in respect of any tax, assessment, or other governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay the Additional Amounts;

●	whether any of our subsidiaries will provide guarantees of the debt securities; and

●	any other terms of debt securities of the series.

As used in this prospectus and any prospectus supplement relating to the offering of debt securities, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include Additional Amounts, if any, payable on the debt securities of such series in that context.

Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise specified in the applicable prospectus supplement, we may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

Other than to the extent provided with respect to the debt securities of a particular series and described in an applicable prospectus supplement, the indenture will not contain any provisions that would limit our ability to incur indebtedness or to substantially reduce or eliminate our assets, which may have an adverse effect on our ability to service our indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:

(1)	a highly leveraged or similar transaction involving us, our management, or any affiliate of any of those parties,

(2)	a change of control, or

(3)	a reorganization, restructuring, merger, or similar transaction involving us that may adversely affect the holders of our debt securities.

Registration, Transfer, Payment, and Paying Agent

Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that we may also issue debt securities in bearer form only, or in both registered and bearer form. Purchasers of bearer securities will be subject to certification procedures and may be affected by limitations under United States tax laws. The terms of the bearer securities of the particular series and the applicable procedures and limitations will be described in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, registered securities will be issued in denominations of $2,000 or any integral multiple of $1,000 in excess thereof, and bearer securities will be issued in denominations of $5,000.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the Borough of Manhattan, The City of New York. However, we, at our option, may make payments of interest on any interest payment date on any registered security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States.

Any interest not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the applicable regular record date and may either be paid to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the trustee, notice whereof shall be given to the holders of those debt securities not less than 10 days prior to the special record date, or may be paid at any time in any other lawful manner, all as completely described in the indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.

Unless otherwise specified in the applicable prospectus supplement, we will not be required to:

●

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

●

register the transfer of or exchange any registered security, or portion of any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

●

issue, register the transfer of or exchange a debt security which has been surrendered for repurchase at the option of the holder, except the portion, if any, of the debt security not to be repurchased.

Book-entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating thereto. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

We anticipate that global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, New York, New York, and that global debt securities will be registered in the name of DTC’s nominee, Cede & Co. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements will be described in the applicable prospectus supplement.

DTC has advised us that it is:

●	a limited-purpose trust company organized under the New York Banking Law;

●	a “banking organization” within the meaning of the New York Banking Law;

●	a member of the Federal Reserve System;

●	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

●	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations, and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities except in the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of direct participants in the debt securities in accordance with its procedures.

A beneficial owner of debt securities shall give notice to elect to have its debt securities repurchased or tendered, through its participant to the trustee and shall effect delivery of such debt securities by causing the direct participant to transfer the participant’s interest in such debt securities, on DTC’s records, to the trustee. The requirement for physical delivery of debt securities in connection with a repurchase or tender will be deemed satisfied when the ownership rights in such debt securities are transferred by direct participants on DTC’s records and followed by a book-entry credit of such debt securities to the trustee’s DTC account.

In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote such global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Principal of and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except as described in this prospectus, owners of beneficial interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, owners of beneficial interests in a global debt security will not receive certificates representing their interests. However, if

●

DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series or if DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days of the notification or of our becoming aware of DTC’s ceasing to be so registered, as the case may be,

●	we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

●	an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of any series,

we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

We obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but neither we nor any applicable underwriters, agents or dealers take any responsibility for the accuracy of this information.

Outstanding Debt Securities

In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the indenture:

●

the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the date of the determination,

●

the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance,

●

the principal amount of a debt security denominated in a foreign currency shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

●	a debt security owned by us or any obligor on the debt security or any affiliate of ours or such other obligor shall be deemed not to be outstanding.

Redemption and Repurchase

The debt securities of any series may be redeemable at our option or may be subject to mandatory redemption by us as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by us at the option of the holders. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.

Conversion and Exchange

The terms and conditions, if any, on which debt securities of any series are convertible into or exchangeable for shares of our common stock or other securities or property will be set forth in the applicable prospectus supplement.

Subsidiary Guarantees

If specified in the applicable prospectus supplement, one or more of our subsidiaries (our “subsidiary guarantors”) will guarantee the debt securities of a series, including, if applicable, any subsidiaries that are added as subsidiary guarantors with respect to the debt securities of that series after the date of original issue.

Covenants

Merger, Consolidation, and Transfer of Assets

The indenture provides that we will not, in any transaction or series of related transactions, consolidate or merge with or into any other person or sell, lease, assign, transfer, or otherwise convey all or substantially all of our assets to any other person unless:

●

either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger or to which such assets shall have been sold, leased, assigned, transferred, or otherwise conveyed is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the indenture and the due and punctual performance of all of our other obligations under the indenture and the debt securities outstanding thereunder, including any applicable conversion or exchange rights of holders;

●

immediately after giving effect to such transaction or transactions, no Event of Default under the indenture, and no event which, after notice or lapse of time or both would become an Event of Default under the indenture, shall have occurred and be continuing; and

●	the trustee shall have received an officer’s certificate and opinion of counsel to the effect that all conditions precedent have been satisfied.

Upon any consolidation by us with, or our merger into, any other person or any sale, assignment, transfer, lease, or conveyance of all or substantially all of our assets to any person in accordance with the provisions of the indenture described above, the successor person formed by the consolidation or into which we are merged or to which the sale, assignment, transfer, lease, or other conveyance is made shall succeed to, and be substituted for, us and may exercise every right and power of ours under the indenture with the same effect as if such successor person had been named as us therein; and thereafter, except in the case of a lease, the predecessor person shall be released from all obligations and covenants under the indenture and the debt securities issued under that indenture.

Limitations on Liens

The indenture limits the amount of liens that we or our subsidiaries may incur or otherwise create, in order to secure indebtedness for borrowed money, upon any Principal Facility or any shares of capital stock that any of our subsidiaries owning any Principal Facility has issued to us or any of our subsidiaries. If we or any of our subsidiaries incur such liens, then we will secure the debt securities and, in the case of liens upon any Principal Facility owned or leased by any guarantor of the debt securities, then such guarantor will secure the guarantee of the debt securities to the same extent and in the same proportion as the debt that is secured by such liens. This covenant does not apply, however, to any of the following:

●	liens existing on the date of the indenture;

●

liens on property or shares of capital stock existing at the time we or any of our subsidiaries acquire such property or shares of stock (including acquisition through merger, share exchange or consolidation) or securing the payment of all or part of the purchase price, construction or improvement thereof incurred prior to, at the time of, or within 180 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property for the purpose of financing all or a portion of such purchase or construction or improvement; or

●

liens for the sole purpose of extending, renewing or replacing in whole or in part the indebtedness secured by any lien referred to in the foregoing two bullet points or in this bullet point; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the lien so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we and/or any of our subsidiaries may create, assume or incur liens that would otherwise be subject to the restriction described above, without securing debt securities issued under the indenture equally and ratably, if the aggregate principal amount of all outstanding indebtedness secured by the liens plus the aggregate value of Sale and Leaseback Transactions does not at the time exceed 15% of Consolidated Net Tangible Assets.

“Consolidated Net Tangible Assets” means the excess over current liabilities of all assets appearing on our most recent quarterly or annual consolidated balance sheet, less (a) goodwill and other intangible assets and (b) the minority interests of others in subsidiaries.

“Principal Facility” means any facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for  distribution or warehousing and located in the United States, owned or leased pursuant to a capital lease by us or any subsidiary, that has a gross book value (without deduction of any depreciation reserve) on the date as of which the determination is being made exceeding 2% of Consolidated Capitalization.

“Consolidated Capitalization” means the total of all the assets appearing on our most recent quarterly or annual consolidated balance sheet, less (a) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of such consolidated balance sheet, and (b) deferred income tax liabilities appearing on such consolidated balance sheet.

Sale and Leaseback Transactions

A Sale and Leaseback Transaction by us or any of our subsidiaries of any Principal Facility is prohibited unless, within 180 days of the effective date of the arrangement, an amount equal to the greater of the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction or the fair value of the property at the time of entering into the Sale and Leaseback Transaction as determined by our board of directors (“value”) is applied by us to the retirement of non-subordinated indebtedness for money borrowed with more than one year stated maturity from its date of creation, including our debt securities, except that such sales and leasebacks are permitted to the extent that the “value” thereof plus the other secured debt referred to in the second full paragraph above in the subsection entitled “––Limitations on Liens” does not at the time exceed 15% of our Consolidated Net Tangible Assets.

A “Sale and Leaseback Transaction” means the sale or transfer of a Principal Facility now owned or hereafter acquired with the intention of taking back a lease of the property, except a lease for a temporary period of less than three years, including renewals, with the intent that the use by us or any subsidiary will be discontinued on or before the expiration of such period.

Provision of Financial Information

We will be required to file with the trustee, within 15 days after we are required to file the same with the SEC, copies of the annual and other reports which we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If we are not required to file reports with the SEC under such Sections, then we will be required to file with the trustee and the SEC, in accordance with the rules and regulations prescribed by the SEC, such of the supplementary and periodic reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed in such rules and regulations. Any documents filed by us with the SEC via the SEC’s EDGAR system will be deemed filed with the trustee as of the time such documents are filed via the SEC’s EDGAR system.

Other

Any other covenants applicable to the debt securities of any series will be specified in the applicable prospectus supplement.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:

(1)	default for 30 days in payment of any interest on, or any Additional Amounts payable in respect of any interest on, any debt security of that series;

(2)

default in payment of any principal of or premium, if any, on, or any Additional Amounts payable in respect of any principal of or premium, if any, on, any debt security of that series when due, whether at maturity, upon redemption, upon repurchase at the option of the holder or otherwise;

(3)	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any debt security of that series;

(4)

default by us in the delivery of any shares of common stock, together with cash instead of fractional shares, or any other securities or property when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any exchangeable debt security of that series, and continuance of such default for a period of 10 business days;

(5)

the cessation of a guarantee of any debt security of that series to be in full force and effect, other than in accordance with the terms of the indenture, or the denial by a subsidiary guarantor of its liability under its guarantee;

(6)

default by us in the performance, or breach, of any covenant or warranty in the indenture or any debt security of that series not covered elsewhere in this section, other than a covenant or warranty included in the indenture solely for the benefit of a series of debt securities other than that series, which shall not have been remedied for a period of 60 days after notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding;

(7)

our failure or the failure of any subsidiary of ours that is a significant subsidiary within the meaning of Rule 1-02 of Regulation S-X promulgated by the SEC (a “Significant Subsidiary”) to pay when due, either at maturity, upon redemption, upon exercise of a repurchase right, upon acceleration or otherwise, any indebtedness for money borrowed by us or any such Significant Subsidiary in excess of $50 million principal amount under any bond, debenture, note or other evidence of indebtedness unless such indebtedness (other than indebtedness due upon acceleration) is discharged, or the default in respect of such other indebtedness is waived, cured, rescinded, or annulled, within 30 days after written notice by the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding;

(8)

the rendering of a final judgment or judgments (not subject to appeal and not covered by insurance) against us or any of our subsidiaries in excess of $15 million which remains unstayed, unpaid, undischarged, or unbonded for 60 days;

(9)	specified events of bankruptcy, insolvency, or reorganization with respect to us or any Significant Subsidiary of ours; or

(10)	any other Event of Default established for the debt securities of that series.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The trustee is required to give notice to holders of the debt securities of any series within 90 days of a default relating to such debt securities. However, the trustee may withhold such notice if the trustee, in good faith, determines it is in the best interest of such holders to do so, except in the event of a default in payment of principal or any premium, interest, Additional Amounts, or sinking fund payments in respect of such debt securities or a default or in the delivery of securities or property upon conversion or exchange of such debt securities in accordance with their terms.

If an Event of Default specified in clause (9) above occurs with respect to us and is continuing, then the principal of all the debt securities and interest, if any, thereon will automatically become immediately due and payable. If any other Event of Default with respect to the debt securities of any series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and any interest thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such acceleration and its consequences.

The indenture provides that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to it, and no inconsistent direction has been given to the trustee during such 60 day period by the holders of a majority in aggregate principal amount of the debt securities of that series. Notwithstanding any other provision of the indenture, the holder of a debt security will have the absolute and unconditional right to receive payment of the principal of and any premium, interest, and Additional Amounts on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange. This right may not be impaired without the consent of such holder.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee.

Within 120 days after the close of each fiscal year, we and any subsidiary guarantors must deliver to the trustee an officers’ certificate stating whether or not each certifying officer has knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof.

Modification, Waivers, and Meetings

The indenture permits us, the subsidiary guarantor or guarantors, if applicable, and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the indenture. However, no modification or amendment shall, among other things,

●	change the stated maturity of the principal of, any premium or installment of interest on, or any Additional Amounts with respect to any debt securities, or

●

reduce the principal of or any premium on any debt securities or reduce the rate (or modify the calculation of such rate) of interest on or the redemption or repurchase price of any debt securities, or any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts, or

●	reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security, or

●	adversely affect any right of repurchase at the option of any holder, or

●	release any subsidiary guarantor from any of its obligations under its guarantee or the indenture other than in accordance with the terms of the indenture, or

●	change any place where or the currency in which any debt securities are payable, or

●	adversely affect any right of holders to convert or exchange any debt securities for other securities or property in accordance with their terms, or

●

impair the holder’s right to institute suit to enforce the payment of any debt securities on or after their stated maturity or the right to convert or exchange any debt securities in accordance with their terms, or

●

reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the indenture and their consequences, or

●	reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

without, in each case, obtaining the consent of the holder of each outstanding debt security affected by the modification or amendment.

The indenture also contains provisions permitting us and the trustee, without the consent of the holders of any debt securities, to modify or amend the indenture, among other things:

●

to add to the Events of Default or our covenants or the covenants of any applicable subsidiary guarantor in a manner that benefits the holders of all or any series of debt securities issued under the indenture;

●	to add or release a subsidiary guarantor as required or permitted by the indenture;

●	to add to or change any provisions of the indenture to facilitate the issuance of bearer securities;

●	to establish the form or terms of debt securities of any series and any related coupons;

●

to cure any ambiguity or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, in each case which shall not adversely affect the interests of the holders of any series of debt securities;

●

to amend or supplement any provision contained in the indenture, provided that the amendment or supplement does not apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision; or

●

to conform the terms of the indenture or the debt securities to the description thereof contained in any prospectus or other offering document or memorandum relating to the offer and sale of those debt securities.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with some of the restrictive provisions of the indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to the debt securities of that series and its consequences, except a default (i) in the payment of the principal of, or premium, if any, or interest, if any, on the debt securities of that series, (ii) in the delivery of securities or property upon the conversion or exchange of any debt securities of that series in accordance with their terms, or (iii) in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

The indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the trustee, and also, upon our request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of a series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.

Discharge, Defeasance, and Covenant Defeasance

Satisfaction and Discharge

Upon our direction, the indenture will cease to be of further effect with respect to the debt securities of any series specified by us, subject to the survival of specified provisions of the indenture, including our obligation to repurchase such debt securities at the option of the holders thereof or to convert or exchange such debt securities into other securities or property in accordance with their terms, if applicable, and our obligation to pay Additional Amounts in respect of such debt securities to the extent described below, when:

●	either

(A)     all outstanding debt securities of that series and, in the case of bearer securities, all related coupons have been delivered to the trustee for cancellation, subject to exceptions, or

(B)     all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series and, if applicable, related coupons, including the principal thereof and any premium and interest thereon, and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us, in the exercise of our sole discretion, those Additional Amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

●	we have paid all other sums payable under the indenture with respect to the debt securities of that series; and

●	the trustee has received an officers’ certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the indenture have been satisfied.

If the debt securities of any series provide for the payment of Additional Amounts, we will remain obligated, following the deposit described above, to pay Additional Amounts on those debt securities to the extent that they exceed the amount deposited in respect of those Additional Amounts as described above.

Defeasance and Covenant Defeasance

Unless otherwise specified in the applicable prospectus supplement, we may elect with respect to the debt securities of the particular series either:

●	to defease and discharge ourselves and, if applicable, any subsidiary guarantor, from any and all obligations with respect to those debt securities (“full defeasance”), except for, among other things:

(1)

the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those Additional Amounts exceed the amount deposited in respect of those amounts as provided below,

(2)	the obligations to register the transfer or exchange of those debt securities,

(3)	the obligation to replace temporary or mutilated, destroyed, lost, or stolen debt securities,

(4)	the obligation to maintain an office or agency in respect of those debt securities,

(5)	the obligation to hold moneys for payment in respect of those debt securities in trust, and

(6)

the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof or to exchange or convert those debt securities into other securities or property in accordance with their terms, or

●

to be released from our obligations with respect to those debt securities under the specified covenants in the indenture described under “—Covenants—Limitation on Liens” and “—Covenants—Limitation on Sale and Leaseback Transactions” and, if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”),

In either case we must irrevocably deposit with the trustee, or other qualifying trustee, in trust for that purpose, an amount of monies and/or government obligations sufficient to pay the principal of, any premium and any interest on, any reasonably determinable Additional Amounts with respect to, and any mandatory sinking fund or analogous payments on those debt securities on the due dates for those payments, whether at maturity, upon redemption, upon repayment at the option of the holder or otherwise.

The full defeasance or covenant defeasance described above will only be effective if, among other things:

●	it does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which we are a party or are bound;

●	in the case of full defeasance, we have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that:

(A)	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

(B)	since the date of the indenture, there has been a change in applicable federal income tax law,

and based on this ruling or change, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the full defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

●

in the case of covenant defeasance, we have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

●

if the cash and government obligations deposited are sufficient to pay the outstanding debt securities of the applicable series on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date;

●

no Event of Default with respect to debt securities of the applicable series, or default which with notice or lapse of time or both would become an Event of Default, has occurred and is continuing on the date of the deposit into trust; and, solely in the case of full defeasance, no Event of Default arising from specified events of bankruptcy, insolvency, or reorganization with respect to us or any Significant Subsidiary of ours, or default which with notice or lapse of time or both would become such an Event of Default, has occurred and is continuing during the period ending on the 91st day after the date of the deposit into trust; and

●

we have delivered to the trustee an officers’ certificate and legal opinion to the effect that all conditions precedent to the full defeasance or covenant defeasance, as the case may be, have been satisfied.

In the event we effect covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because an Event of Default has occurred other than with respect to the covenants as to which covenant defeasance has been effected, the amount of monies and/or government obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, we would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting full defeasance or covenant defeasance with respect to the debt securities of a particular series.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

●

on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Global Select Market in the case of our common stock;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

●	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

●	the public offering price;

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the securities;

●	the proceeds from the sale of the securities to us;

●	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

●	any discounts or concessions allowed or reallowed or repaid to dealers; and

●	the securities exchanges on which the securities will be listed, if any.

If we use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in the common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Each series of securities will be a new issue of securities. Our common stock is listed on the NASDAQ Global Select Market. Unless otherwise specified in the applicable prospectus supplement, the securities will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C., Little Rock, Arkansas. As of January 10, 2019, attorneys with Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. participating in this matter beneficially own approximately 1,255 shares of our common stock. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements and schedule of J.B. Hunt Transport Services, Inc. appearing in J.B. Hunt Transport Services, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017, and the effectiveness of J.B. Hunt Transport Services, Inc.’s internal control over financial reporting as of December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

J.B. Hunt Transport Services, Inc.

$700,000,000   3.875% Senior Notes due 2026

Guaranteed by

J.B. Hunt Transport, Inc.

_____________________________

PROSPECTUS SUPPLEMENT

_____________________________

Joint Book-Running Managers

BofA Merrill Lynch

J.P. Morgan

SunTrust Robinson Humphrey

BB&T Capital Markets

Regions Securities LLC

Co-Managers

BOK Financial Securities, Inc.

Morgan Stanley

Wells Fargo Securities

February 26, 2019